UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017 (October 2, 2017)
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2017 (the “Closing Date”), Issuer Direct Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Kurtis D. Hughes (the “Seller”) whereby the Company purchased all of the outstanding equity securities of Interwest Transfer Company, Inc., a Utah corporation (“Interwest”). Interwest is a transfer agent business located in Salt Lak City, Utah. Subsequent to the Closing Date, Interwest will be a wholly-owned subsidiary of the Company.

Under the terms of the Purchase Agreement, the Company will pay to the Seller as follows: (i) cash payments of $1,935,000 paid as of the Closing Date and $320,000 paid on each of the first, second and third anniversary of the Closing Date and (ii) issue as of the Closing Date the number of shares of “restricted” common stock of the Company (the “Shares”) equal to $320,000 divided by the average per share closing price of the Company’s common stock for the 90 trading days prior to the Closing Date, or 25,235 shares (the “Shares”).

The Purchase Agreement and the Interwest acquisition are not subject to approval by the shareholders of the Company. The Purchase Agreement contains standard representations and warranties regarding Interwest and the Seller and certain limited representations and warranties regarding the Company. The Purchase Agreement contains indemnification provisions for the Company and the Seller. The Company has the right to offset any claims of indemnification it might have against any future cash payments to the Seller. The Seller agreed to a 5-year non-compete subject to certain approved exceptions as part of the Purchase Agreement.

This summary of certain terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated into this Current Report on Form 8-K (this “Form 8-K”) by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, the Seller, Interwest or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Interwest or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The issuance and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D thereunder.

Item 8.01.  Other Events.

On October 3, 2017, the Company issued a press release announcing the Interwest acquisition.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

Any financial statements and pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K within 75 calendar days from the date that this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

(d)  Exhibits

10.1
Stock Purchase Agreement dated October 2, 2017 between Issuer Direct Corporation and Kurtis D. Hughes (schedules and exhibits identified in the Purchase Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K).

99.1	Press Release dated October 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: October 3, 2017	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer